Exhibit 99.1

Soul and Vibe CEO to Cancel 64,500,000 of His Own Shares & Increase Ownership Stake of All Other Common Stockholders

Reduces Company's Common Shares Outstanding From 109 Million to 46 Million

MINNEAPOLIS, MN -- (Marketwired) -- 07/29/13 -- Soul and Vibe Interactive Inc. (OTCQB:SOUL), "The Company," a video and computer games company, today announced that the Company's CEO and President, Peter Anthony Chiodo ("Tony"), has agreed to cancel 64,459,292 of his own shares in Soul and Vibe Interactive Inc. In exchange, the Company has agreed to issue to Mr. Chiodo 130,000 shares of non-convertible preferred stock which will have no liquidation preference over the Company's common stock and will have 1,000 votes for every share held.

After the cancellation of Mr. Chiodo's 64,459,292 shares, the capitalization of the Company will be approximately 46 million common shares outstanding and 130,000 non-convertible preferred shares.

"The cancellation of a majority of my common shares increases the percentage ownership of every other common stockholder of our Company. Our early investors have been strong believers and supporters of Soul and Vibe. As we grow and build our Company, we believe that this recapitalization resulting from the cancellation of a large portion of my shares will reward our current shareholders and make Soul and Vibe an even more attractive opportunity for new investors looking to join our shareholder base."

Prior to his agreement to cancel a majority of his shares, Mr. Chiodo owned 87,400,000 shares in the Company. After the cancellation, he will own 22,940,708 common shares and 130,000 non-convertible preferred shares.

About Soul and Vibe Interactive Inc.

Soul and Vibe Interactive Inc. (also Soul & Vibe Interactive Inc. on www.sec.gov) is a publisher of games and games-related content for consoles, mobile devices, and personal computers addressing a $56 billion market projected to grow to $82 billion by 2015. The Company specializes in the creation of original intellectual properties and has extensive experience licensing world-renowned brands from influential companies. Soul and Vibe has a license agreement with General Mills, and game development and publishing agreements for the Xbox 360® video game and entertainment system, Windows 8, Windows Live, and Windows Phone from Microsoft, and the PlayStation® 3 computer entertainment system and PlayStation® Vita (PS Vita) from Sony. Through partnerships with technically sophisticated software developers located all over the world, Soul and Vibe transforms unique concepts into engaging, highly accessible, and affordable games and entertainment experiences. www.soulandvibe.com.

Facebook: https://www.facebook.com/soulandvibe

Twitter: https://twitter.com/soulandvibe

LinkedIn: http://www.LinkedIn.com/company/2800907?trk=tyah

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release, including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.

Contact:

Investor Relations

Andrew Haag IRTH Communications

Phone: +1-866-976-IRTH (4784)

Email Contact

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Tel: +1-763-400-8040

Website: www.soulandvibe.com